April 26, 2012

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:           Jackson National Life Insurance Company of New York
JNLNY Separate Account I (“Registrant”)
File Nos. 333-163323 and 811-08401

Dear Commissioners:

This filing is Post-Effective Amendment No. 259 under the Investment Company Act of 1940 and Post-Effective Amendment No. 11 under the Securities Act of 1933, and is being made under paragraph (b) of rule 485.  Its purposes are to incorporate responses to oral comments by the Commission staff on the amendment to the registration statement filed on January 20, 2012, under paragraph (a) of rule 485 (Accession No. 0000927730-12-000018), to reflect the comments of the Commission staff on the template filing (File Nos. 333-155675 and 811-08664; Accession No. 0000927730-12-000012, template relief pursuant to Rule 485(b)(1)(vii) requested by letter dated January 26, 2012), to reflect, as previously discussed with the Commission staff, that certain changes contained in the January 20, 2012 filing will not be made, and to make non-material changes that we deem appropriate. We propose that it becomes effective on April 30, 2012, as indicated on the facing sheet of the amendment.

If you have any questions, please call me at (517) 367-3872.

Yours truly,

/s/  FRANK J. JULIAN

Frank J. Julian
Associate General Counsel